Exhibit 99.1
PINNACLE ENTERTAINMENT ANNOUNCES STRATEGIC AGREEMENT TO
INVEST $95 MILLION IN ASIAN COAST DEVELOPMENT LTD.
- Investment Includes Management Agreement Through 2058 for Second Integrated Resort of Ho Tram
Strip Project in Vietnam -
- Expands Pinnacle’s Development Pipeline Into Rapidly Growing Asian Gaming Market -
- Conference Call to Discuss Investment in ACDL: Today at 9:00 a.m. ET/6:00 a.m. PT,
(888) 792-8395, Passcode 70936396 or www.pnkinc.com -
LAS VEGAS, May 26, 2011 — Marking its entry into the rapidly growing Asian gaming market, Pinnacle Entertainment (NYSE: PNK) announced today that it has entered into a subscription agreement to acquire a 26% equity interest in Asian Coast Development (Canada) Ltd. (ACDL), the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts and residential developments in southern Vietnam, in exchange for a $95 million investment in ACDL securities. Upon the closing of the transaction, Pinnacle will enter into a management agreement through 2058 (with the potential for a 20-year extension) for the second integrated resort of the multi-phase Ho Tram Strip destination resorts project located approximately 80 miles southeast of Ho Chi Minh City, Vietnam’s largest city which attracts the majority of Vietnam’s 5 million tourists each year. The transaction documents provide for proportional representation on ACDL’s board of directors and are subject to customary closing conditions.
The Ho Tram Strip will be Vietnam’s first destination integrated resort and gaming complex and is scheduled to open in multiple phases. The multi-property resort complex is being developed by ACDL under an investment certificate from the Government of Vietnam, the first of its kind. The planned first resort of the Ho Tram Strip, MGM Grand Ho Tram, is currently under construction with a planned opening in 2013, and will be managed by MGM Hospitality, a subsidiary of MGM Resorts International. The first phase of the MGM Grand Ho Tram will feature 541 luxury guest rooms and suites, a full spectrum of world-class restaurants and amenities, exquisite VIP accommodations, a conference center, and a spectacular entertainment area featuring 90 live table games and 500 electronic games.
The second integrated resort of the Ho Tram Strip, for which Pinnacle has secured a management agreement, will be jointly developed by Pinnacle and ACDL, and owned by ACDL. Pinnacle and ACDL expect that the second integrated resort, which will be branded as a distinct and premium resort, will be similar in project scope to the MGM Grand Ho Tram resort that is currently under construction.
“Our investment in ACDL and long-term management agreement for the second integrated resort bring meaningful strategic benefits to Pinnacle, including further diversification and potentially very significant returns on invested capital,” said Anthony Sanfilippo, President and Chief Executive Officer of Pinnacle Entertainment.

“The phenomenal success and continued strong growth of destination integrated resort and gaming facilities in Asian markets are indicative of the demand for quality gaming entertainment options in Asia. We believe this region, when measured by gaming positions per available population, has strong growth potential, especially when compared to more mature markets. In addition to the attractiveness of the Asian gaming market, this opportunity in Vietnam offers many appealing characteristics, including an anticipated tax structure competitive with other Asian markets with integrated resorts and high, steadily increasing tourism levels in and around Ho Chi Minh City and Ba Ria-Vung Tau Province, which make the Ho Tram Strip development the ideal project for Pinnacle to participate in the growth of this region.
“We are delighted to be a part of Vietnam’s strategic vision for the further development of its tourist industry, an investor in ACDL and a partner on the Ho Tram Strip project,” continued Mr. Sanfilippo. “Featuring luxurious amenities in a breathtaking oceanfront location, the Ho Tram Strip is sure to attract guests from throughout Asia. We look forward to working collaboratively with ACDL, Lloyd Nathan and the rest of their management team to develop the Ho Tram Strip.”
“This transaction is another major milestone for ACDL and accelerates the development of our second resort and the entire Ho Tram site. Importantly, it builds critical mass at Ho Tram, brings a second highly respected operator into close partnership with ACDL, and enhances our plans for further growth and expansion,” said Lloyd Nathan, Chief Executive Officer of Asian Coast Development (Canada) Ltd. “We now have two of the world’s leading gaming companies managing our integrated resorts in Vietnam, confirming Ho Tram as the next large-scale destination opportunity after Macau and Singapore. As a result of this transaction, we also now have the backing of two substantial institutional and corporate sponsors, Harbinger Capital Partners and Pinnacle Entertainment.”
Mr. Nathan added, “Pinnacle joins a strong Ho Tram Strip development team, including MGM Hospitality. We look forward to working with Anthony Sanfilippo and everyone at Pinnacle on the creation of the premier gaming and leisure destination in Southeast Asia.”
“Pinnacle Entertainment brings tremendous operating expertise and vision to ACDL, and we are pleased to welcome them,” said Philip A. Falcone, Chief Executive Officer of Harbinger Capital Partners, a leading private investment fund and ACDL’s majority investor. “We are excited about the growing list of world class operators and development partners that have joined the Ho Tram project, and we look forward as Lloyd Nathan and the ACDL team continue to build on this transaction and realize the immense potential of the Ho Tram Strip opportunity.”
“We are delighted to see critical mass being created at Ho Tram and look forward to welcoming our new neighbors,” said Gamal Aziz, President and CEO of MGM Hospitality. “This transaction is an important endorsement for Vietnam’s growing profile as a world-class tourism destination, and we look forward to opening the MGM Grand Ho Tram in 2013.”
Carlos Ruisanchez, Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, said, “This agreement is an excellent example of Pinnacle’s strategy to utilize our sound financial condition and significant free cash flow to invest in return-focused growth opportunities. The economies of Vietnam and many of the nearby surrounding countries are among the fastest growing in the world, and consumers in this region continue to demonstrate a strong propensity to visit quality integrated resort properties. We believe the characteristics of the Vietnam market, the uniqueness of the Ho Tram Strip project, our ability to participate as an owner and manager of the integrated resort, and the significant potential for gaming growth in the region will result in a very solid return on our investment.”

Investor Conference Call
Pinnacle will hold a conference call for investors today, Thursday, May 26, 2011, at 9:00 a.m. ET (6:00 a.m. PT) to discuss its investment in ACDL. Investors may listen to the call by dialing (888) 792-8395 or, for international callers, (706) 679-7241. The code to access the conference call is 70936396. Investors may also listen to the conference call live over the Internet at www.pnkinc.com. A slide presentation that management will review during the conference call can also be accessed via the “Investor Relations” section at www.pnkinc.com.
A replay of the conference call will be available shortly after the conclusion of the call through June 9, 2011 by dialing (800) 642-1687 or, for international callers, (706) 645-9291. The code to access the replay is 70936396. The conference call will also be available for replay at www.pnkinc.com.
About Asian Coast Development (Canada) Ltd.
Asian Coast Development (Canada) Ltd. (ACDL) is an international development company specializing in integrated resort destinations. ACDL, through its wholly-owned subsidiary Ho Tram Project Company Ltd, is the developer of the Ho Tram Strip, a group of integrated resorts to be located on more than 400 acres of land and more than two kilometers of pristine beach in Ho Tram, and approved in an Investment Certificate issued by the Government of Vietnam. With a focus on providing a personalized blend of excitement and relaxation, the Ho Tram Strip will feature something for everyone, from lavish entertainment to premium shopping and exceptional recreational facilities.
In November 2008, ACDL entered into an Agreement with MGM Resorts International to provide pre-opening services and to manage and operate the first of ACDL’s five resorts under the MGM Grand brand. This will be Vietnam’s first large scale integrated resort and ultimately will include an 1,100-room, five-star MGM Grand hotel, a world-class entertainment facility, restaurants, high-tech meeting space, an exclusive VIP area, a championship golf course, as well as a variety of beach-front recreation activities. Phase I of this development is scheduled to open in 2013 and will be the initial component of the largest integrated resort complex in Vietnam. For more information about ACDL, please visit www.asiancoastdevelopment.com.
About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates seven casinos, located in Louisiana, Missouri, Indiana and Nevada, and a racetrack in Ohio. The Company is also developing L’Auberge Casino & Hotel Baton Rouge, which is scheduled to open in the summer of 2012. In May 2011, Pinnacle entered into an agreement to acquire a 26% ownership stake in Asian Coast Development Ltd. (ACDL), an international development and real estate company currently developing Vietnam’s first large-scale integrated resort. For more information about Pinnacle Entertainment, please visit www.pnkinc.com.

About Harbinger Capital Partners
Harbinger Capital Partners is a multi-billion dollar private investment fund based in New York which employs a fundamental approach to investing. Harbinger Capital Partners is led by Philip A. Falcone who has been the Chief Executive Officer and Chief Investment Officer of funds affiliated with or managed by Harbinger Capital Partners since 2001. Mr. Falcone has more than 20 years of investment experience across an array of market cycles.
All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the closing of the transaction documents (which are subject to customary closing conditions), about the Ho Tram Strip, the projected opening date for MGM Grand Ho Tram, expected construction budgets and amenities for the phases of the Ho Tram Strip project, potential growth for ACDL and potential growth of the gaming markets in Vietnam and throughout Asia, the completion of the second integrated resort of the Ho Tram Strip and the expected returns of the Company’s investment in ACDL, are subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the Company may experience delays in closing the transaction or fail to complete the transaction due to circumstances beyond its control, including ACDL’s inability to complete certain customary conditions provided for under its credit agreement; there can be no assurance that the transaction will in fact close; (b) the global financial crisis may have an impact on ACDL’s or the Company’s business and financial condition in ways that the Company currently cannot accurately predict; (c) significant competition in the gaming industry could adversely affect ACDL’s or the Company’s profitability; (d) many factors, including the escalation of construction costs beyond increments anticipated in construction budgets, could prevent ACDL from completing its Ho Tram development project within budget and on time and as required by the conditions of its certificate in Vietnam; (e) ACDL will have to obtain all necessary approvals for completing the Ho Tram development project, including gaming and regulatory approvals, some of which are beyond its control; and (f) other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

CONTACT:

Investor Relations	Public Relations
Lewis Fanger	Kerry Andersen
Vice President, Finance & Investor Relations	Director, Community & Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@ldlmail.com

Richard Land, Jim Leahy
Jaffoni & Collins Incorporated
212/835-8500 or